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                                  EXHIBIT 5.1

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                              February 11, 2000


Odetics, Inc.
1515 South Manchester Avenue
Anaheim, California 92802

          Re: Odetics, Inc. Registration Statement on Form S-8 for 400,000 Shares of Class A Common Stock

Ladies and Gentlemen:

          We have acted as counsel to Odetics, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 400,000 shares of the Company's Class A Common Stock (the "Shares") under the Odetics, Inc. 1997 Stock Incentive Plan, as amended to date (the "Plan").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to
(a) the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuance in accordance with the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.


          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                        Very truly yours,


                                        BROBECK, PHLEGER & HARRISON LLP